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                                                                 EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Perot Systems Corporation of our report dated February 8, 2000 relating to the financial statements and financial statement schedule, which appear in Perot Systems Corporation Annual Report on Form 10-K for the year ended December 31, 1999.


                                              /s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 8, 2000